UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2013

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders (the “Annual Meeting”) of Reinsurance Group of America, Incorporated (the “Company”) was held on May 15, 2013. The count of shares present at the meeting, in person or proxy, was 66,525,156, or approximately 90% of the outstanding voting shares of the Company. At the Annual Meeting, the Company’s shareholders were asked to vote on the election of two directors and the six proposals described below, and the votes were cast as follows:

1.	Election of the following directors for terms expiring in 2016:

	For	Withheld	Broker Non-Votes
William J. Bartlett	61,532,039	1,781,772	3,211,314
Alan C. Henderson	60,050,913	3,262,820	3,211,314

2.	Advisory vote to approve the compensation of the Corporation’s named executive officers:

For	Against	Abstain	Broker Non-Votes
62,642,844	615,125	55,767	3,211,314

3.	Vote to approve an amendment to the Corporation’s Flexible Stock Plan:

For	Against	Abstain	Broker Non-Votes
58,125,689	5,064,734	123,410	3,211,314

4.	Vote to re-approve performance measures under the Corporation’s Annual Bonus Plan:

For	Against	Abstain	Broker Non-Votes
60,345,622	2,843,478	124,666	3,211,314

5.	Vote to re-approve performance measures under the Corporation’s Flexible Stock Plan:

For	Against	Abstain	Broker Non-Votes
61,404,758	1,784,372	124,532	3,211,314

6.	Vote to amend the Corporation’s Articles of Incorporation to declassify the Board of Directors, which required the vote of 85% of outstanding shares for approval:

For	Against	Abstain	Broker Non-Votes	Percentage of Outstanding Shares Voting For
60,079,594	1,474,396	1,759,516	3,211,314	81.5%

7.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2013.

For	Against	Abstain
64,080,267	2,410,405	34,459

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: May 16, 2013	By:	/s/ Jack Lay
Jack B. Lay
Senior Executive Vice President and Chief Financial Officer